CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Global X Funds of our reports dated January 26, 2023, relating to the financial statements and financial highlights, which appear in Global X MLP ETF, Global X MLP & Energy Infrastructure ETF, Global X Alternative Income ETF, Global X Health & Wellness ETF, Global X Aging Population ETF, Global X Millennial Consumer ETF, Global X Conscious Companies ETF, Global X FinTech ETF, Global X Internet of Things ETF, Global X Robotics & Artificial Intelligence ETF, Global X Founder-Run Companies ETF, Global X U.S. Infrastructure Development ETF, Global X U.S. Preferred ETF, Global X Autonomous & Electric Vehicles ETF, Global X Artificial Intelligence & Technology ETF, Global X S&P 500® Quality Dividend ETF, Global X Adaptive U.S. Factor ETF, Global X Genomics & Biotechnology ETF, Global X Cloud Computing ETF, Global X Cannabis ETF, Global X Video Games & Esports ETF, Global X Cybersecurity ETF, Global X Thematic Growth ETF, Global X Emerging Markets Bond ETF, Global X Variable Rate Preferred ETF, Global X Education ETF, Global X Telemedicine & Digital Health ETF, Global X China Biotech Innovation ETF, Global X CleanTech ETF, Global X Data Center REITs & Digital Infrastructure ETF, Global X Adaptive U.S. Risk Management ETF, Global X China Innovation ETF, Global X Clean Water ETF, Global X AgTech & Food Innovation ETF, Global X Blockchain ETF, Global X Hydrogen ETF, Global X Solar ETF, Global X Green Building ETF, Global X Metaverse ETF, Global Interest Rate Volatility & Inflation Hedge ETF, Global X Interest Rate Hedge ETF and Global X Wind Energy ETF’s Annual Reports on Form N-CSR for the year ended November 30, 2022. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", "Financial Highlights" and “Other Service Providers” in such Registration Statement. Philadelphia, Pennsylvania March 28, 2023